Exhibit 10.2

JOINDER AGREEMENT

THIS JOINDER AGREEMENT (this “Agreement”), dated as of September 10, 2007, is entered into between BRUCE AEROSPACE INC., a Delaware corporation and BRUCE INDUSTRIES, INC., a Colorado Corporation (each, a “New Subsidiary” and together, the “New Subsidiaries”), and CREDIT SUISSE, as Agent, under that certain Credit Agreement, dated as of June 23, 2006 (as the same may be amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among TransDigm Inc., a Delaware corporation (the “Borrower”), TransDigm Group Incorporated, a Delaware corporation, the Subsidiaries of the Borrower from time to time party thereto, the Lenders from time to time party thereto and the Agent.  All capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Credit Agreement.

The New Subsidiaries and the Agent, for the benefit of the Lenders, hereby agree as follows:

1.             The New Subsidiaries hereby acknowledge, agree and confirm that, by their execution of this Agreement, the New Subsidiaries will be deemed to be Loan Parties under the Credit Agreement and Loan Guarantors for all purposes of the Credit Agreement and shall have all of the obligations of a Loan Party and a Loan Guarantor thereunder as if they had executed the Credit Agreement.  The New Subsidiaries hereby ratify, as of the date hereof, and agree to be bound by, all of the terms, provisions and conditions contained in the Credit Agreement, including without limitation (a) all of the representations and warranties of the Loan Parties set forth in Article III of the Credit Agreement (to the extent made or deemed made on or after the effective date hereof), (b) all of the covenants set forth in Articles V and Vl of the Credit Agreement and (c) all of the guaranty obligations set forth in the Guarantee and Collateral Agreement.  Without limiting the generality of the foregoing terms of this paragraph 1, the New Subsidiaries, subject to the limitations set forth in the Guarantee and Collateral Agreement, hereby absolutely and unconditionally guarantee, jointly and severally with the other Loan Guarantors, to the Agent and the Lenders, the prompt payment of the Secured Obligations in full when due (whether at stated maturity, upon acceleration or otherwise) to the extent of and in accordance with Guarantee and Collateral Agreement.

2.             If required, the New Subsidiaries are, simultaneously with the execution of this Agreement, executing and delivering such Collateral Documents (and such other documents and instruments) as requested by the Agent in accordance with the Credit Agreement.

3.             The New Subsidiaries hereby waive acceptance by the Agent and the Lenders of the guaranty by the New Subsidiaries upon the execution of this Agreement by the New Subsidiaries.

4.             This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be an original, but all of which shall constitute one and the same instrument.

5.             THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

IN WITNESS WHEREOF, the New Subsidiaries have caused this Agreement to be duly executed by their respective authorized officer, and the Agent, for the benefit of the Lenders, has caused the same to be accepted by its authorized officer, as of the day and year first above written.

BRUCE AEROSPACE INC.

by	/s/ GREGORY RUFUS
	Name:	Gregory Rufus
	Title:	Treasurer and Secretary

BRUCE INDUSTRIES, INC.

by	/s/ GREGORY RUFUS
	Name:	Gregory Rufus
	Title:	Treasurer and Secretary

Acknowledged and accepted:

CREDIT SUISSE, as Agent

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